Exhibit 24.1

DIRECTORS AND OFFICERS OF

ANALOGIC CORPORATION

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT

POWER OF ATTORNEY

The undersigned directors and officers of Analogic Corporation, a Massachusetts corporation (the “Corporation”), hereby constitute and appoint Bernard M. Gordon, John J. Millerick and Julian Soshnick, and each of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to execute and file under the Securities Act of 1933 one or more Registration Statements on Form S-8 with respect to the registration and sale of up to 700,000 shares of Common Stock, $.05 par value (the “Common Stock”), of the Corporation under the Corporation’s Employee Stock Purchase Plan and any and all amendments and exhibits thereto, including pre- and post-effective amendments, and any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other governmental entity pertaining to such registration and sale, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, all in the name, place and stead of said directors and officers, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

EXECUTED as of this 24th day of July 2003.

Bernard M. Gordon Bernard M. Gordon, CEO and Chairman of the Board of Directors	John J. Millerick John J. Millerick, Sr. Vice President, Chief Financial Officer and Treasurer

M. Ross Brown M. Ross Brown, Director	Edward F. Voboril Edward F. Voboril, Director

Gerald L. Wilson Gerald L. Wilson, Director	John W. Wood John W. Wood, President

Bruce W. Steinhauer Bruce W. Steinhauer, M.D., Director	Julian Soshnick Julian Soshnick, Vice President, General Counsel, Clerk and Director

John A. Tarello John A. Tarello, Director	Michael T. Modic Michael T. Modic, Director